ITEM 77C

Submission of Matters to a Vote of Security Holders

At a special meeting of shareholders of Old Mutual Advisor Funds II (the “Trust”), held on April 19, 2006, shareholders of each of the series funds of the Trust (each a “Fund”), voting as a single class, elected four trustees of the Trust. In addition, shareholders of the Old Mutual Dwight Intermediate Fixed Income Fund, Old Mutual Dwight Short Term Fixed Income Fund, Old Mutual Focused Fund, Old Mutual Heitman REIT Fund, Old Mutual Small Cap Fund, Old Mutual Strategic Small Company Fund and Old Mutual TS&W Small Cap Value Fund, voting separately, approved a new investment management agreement and new sub-advisory agreement(s) and shareholders of the Old Mutual Small Cap Fund and Old Mutual Strategic Small Company Fund, voting separately, approved a proposal to permit the investment adviser to manage those Funds as manager of managers Funds. On May 17, 2006, at an adjournment of the April 19, 2006 special meeting, shareholders of the Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Columbus Circle Technology and Communications Fund, Old Mutual Emerging Growth Fund, Old Mutual Growth Fund, Old Mutual Large Cap Fund, Old Mutual Large Cap Growth Fund, Old Mutual Large Cap Growth Concentrated Fund, Old Mutual Mid-Cap Fund, Old Mutual Select Growth Fund and Old Mutual Cash Reserves Fund, voting separately, approved a new investment management agreement and new sub-advisory agreement(s) and shareholders of the Old Mutual Columbus Circle Technology and Communications Fund, Old Mutual Growth Fund, Old Mutual Large Cap Growth Fund, Old Mutual Large Cap Growth Concentrated Fund, Old Mutual Select Growth Fund and Old Mutual Cash Reserves Fund, voting separately, approved a proposal to permit the investment adviser to manage those Funds as manager of managers Funds. The following is a report on the votes cast:

1.	ELECTION OF TRUSTEES

Candidate	Shares for Nominees	Shares Withheld	Total	Percentage of Outstanding Shares For Nominees	Outstanding Shares Withheld
Leigh A. Wilson	1,624,723,414	81,274,715	1,705,998,129	95.24%	4.76%
John R. Bartholdson	1,625,210,661	80,787,468	1,705,998,129	95.26%	4.74%
Jettie M. Edwards	1,625,928,934	80,069,195	1,705,998,129	95.31%	4.69%
Albert A. Miller	1,624,053,697	81,944,432	1,705,998,129	95.20%	4.80%

2.	PROPOSAL FOR A NEW INVESTMENT MANAGEMENT AGREEMENT FOR ALL FUNDS

Old Mutual Fund	Number of Shares For Proposal	Percentage of Shares at Meeting For Proposal	Number of Shares Against Proposal	Percentage of Shares at Meeting Against Proposal	Number of Abstained Shares	Percentage of Shares at Meeting Abstained	Number of Broker Non-Vote Shares	Percentage of Shares at Meeting Broker Non-Vote
Analytic U.S. Long/Short	942,277	69.79%	23,555	1.74%	78,411	5.81%	306,003	22.66%
Barrow Hanley Value	11,806,341	70.04%	202,203	1.20%	750,323	4.45%	4,098,356	24.31%
Cash Reserves	16,576,293	85.82%	824,251	4.27%	1,492,379	7.73%	421,497	2.18%
Columbus Circle Technology and Communications	6,440,662	72.27%	479,187	5.38%	646,483	7.25%	1,345,694	15.10%
Dwight Intermediate Fixed Income	547,968	89.72%	41,417	6.78%	0	0.00%	21,341	3.49%
Dwight Short Term Fixed Income	11,110,776	80.46%	413,092	2.99%	621,098	4.50%	1,664,807	12.05%
Emerging Growth	4,457,880	69.52%	223,877	3.49%	358,547	5.59%	1,371,681	21.39%
Focused	378,834	72.86%	7,336	1.41%	33,022	6.35%	100,747	19.38%
Growth	11,817,457	79.76%	646,196	4.36%	1,434,866	9.68%	917,361	6.19%
Heitman REIT	7,529,388	89.78%	52,667	0.63%	237,398	2.83%	566,602	6.76%
Large Cap	2,510,560	72.26%	116,262	3.35%	237,654	6.84%	609,886	17.55%
Large Cap Growth	1,968,867	71.96%	81,161	2.97%	237,435	8.68%	448,621	16.40%
Large Cap Growth Concentrated	3,229,681	71.57%	196,052	4.34%	353,874	7.84%	733,230	16.25%
Mid-Cap	9,332,794	80.39%	227,186	1.96%	684,891	5.90%	1,364,030	11.75%
Select Growth	2,472,123	72.91%	139,101	4.10%	281,758	8.31%	497,547	14.67%
Small Cap	840,270	71.22%	36,935	3.13%	96,001	8.14%	206,553	17.51%
Strategic Small Company	1,217,921	78.68%	57,461	3.71%	82,116	5.30%	190,455	12.30%
TS&W Small Cap Value	1,671,356	90.57%	13,995	0.76%	39,444	2.14%	120,510	6.53%

3.	PROPOSAL FOR NEW SUB-ADVISORY AGREEMENT(S) FOR ALL FUNDS

	Number of Shares For Proposal	Percentage of Shares at Meeting For Proposal	Number of Shares Against Proposal	Percentage of Shares at Meeting Against Proposal	Number of Abstained Shares	Percentage of Shares at Meeting Abstained	Number of Broker Non-Vote Shares	Percentage of Shares at Meeting Broker Non-Vote
a. Old Mutual Analytic U.S. Long/Short Fund
3i. Analytic Investors, Inc.	918,980	68.06%	44,266	3.28%	80,997	6.00%	306,003	22.66%
b. Old Mutual Barrow Hanley Value Fund
3h. Barrow, Hanley, Mewhinney & Strauss	11,766,068	69.80%	234,139	1.39%	758,659	4.50%	4,098,356	24.31%
c. Old Mutual Cash Reserves Fund
3m. Wellington Manage-ment Company, LLP	16,369,053	84.75%	1,016,992	5.27%	1,506,878	7.80%	421,497	2.18%
d. Old Mutual Columbus Circle Technology and Communications Fund
3g. Columbus Circle Investors	6,371,729	71.50%	530,569	5.95%	664,033	7.45%	1,345,694	15.10%
e. Old Mutual Dwight Intermediate Fixed Income Fund
3l. Dwight Asset Management Company	547,968	89.72%	41,417	6.78%	0	0.00%	21,341	3.49%
f. Old Mutual Dwight Short Term Fixed Income Fund
3l. Dwight Asset Management Company	11,109,353	80.45%	435,088	3.15%	600,523	4.35%	1,664,807	12.05%
g. Old Mutual Emerging Growth Fund
3c. Copper Rock Capital Partners, LLC	4,403,242	68.67%	271,681	4.24%	365,379	5.70%	1,371,681	21.39%
h. Old Mutual Focused Fund
3a. Liberty Ridge Capital, Inc.	379,167	72.93%	7,158	1.38%	32,867	6.32%	100,747	19.38%
i. Old Mutual Growth Fund
3e. Turner Investment Partners, Inc.	11,688,061	78.89%	738,807	4.99%	1,471,650	9.93%	917,361	6.19%
3f. Munder Capital Management	11,660,109	78.70%	765,634	5.17%	1,472,774	9.94%	917,361	6.19%
j. Old Mutual Heitman REIT Fund
3k. Heitman Real Estate Securities, LLC	7,522,886	89.71%	54,004	0.64%	242,564	2.89%	566,602	6.76%
k. Old Mutual Large Cap Fund
3a. Liberty Ridge Capital, Inc.	2,491,808	71.72%	133,113	3.83%	239,554	6.89%	609,886	17.55%
l. Old Mutual Large Cap Growth Fund
3d. CastleArk Management, LLC	1,946,302	71.13%	94,339	3.45%	246,822	9.02%	448,621	16.40%
3e. Turner Investment Partners, Inc.	1,946,335	71.14%	94,852	3.47%	246,278	9.00%	448,621	16.40%
m. Old Mutual Large Cap Growth Concentrated Fund
3d. CastleArk Management, LLC	3,169,530	70.23%	248,042	5.50%	362,038	8.02%	733,230	16.25%
3e. Turner Investment Partners, Inc.	3,148,221	69.76%	257,171	5.70%	374,214	8.29%	733,230	16.25%
n. Old Mutual Mid-Cap Fund
3a. Liberty Ridge Capital, Inc.	9,294,228	80.06%	251,588	2.17%	699,054	6.02%	1,364,030	11.75%
o. Old Mutual Select Growth Fund
3d. CastleArk Management, LLC	2,442,615	72.04%	161,756	4.77%	288,611	8.51%	497,547	14.67%
3e. Turner Investment Partners, Inc.	2,439,341	71.95%	166,770	4.92%	286,873	8.46%	497,547	14.67%
p. Old Mutual Small Cap Fund
3a. Liberty Ridge Capital, Inc.	835,839	70.85%	41,090	3.48%	96,277	8.16%	206,553	17.51%
3b. Eagle Asset Management, Inc.	835,324	70.80%	39,439	3.34%	98,443	8.34%	206,553	17.51%
q. Old Mutual Strategic Small Company Fund
3a. Liberty Ridge Capital, Inc.	1,210,971	78.23%	58,801	3.80%	87,726	5.67%	190,455	12.30%
3b. Eagle Asset Management, Inc.	1,206,158	77.92%	64,314	4.15%	87,026	5.62%	190,455	12.30%
3c. Copper Rock Capital Partners, LLC	1,206,781	77.96%	63,262	4.09%	87,455	5.65%	190,455	12.30%
r. Old Mutual TS&W Small Cap Value Fund
3j. Thompson, Siegel & Walmsley, Inc.	1,673,415	90.69%	11,698	0.63%	39,682	2.15%	120,510	6.53%

4.	PROPOSAL TO PERMIT CERTAIN FUNDS TO BE MANAGED AS MANAGER OF MANAGERS FUNDS

Old Mutual Fund	Number of Shares For Proposal	Percentage of Shares at Meeting For Proposal	Number of Shares Against Proposal	Percentage of Shares at Meeting Against Proposal	Number of Abstained Shares	Percentage of Shares at Meeting Abstained	Number of Broker Non-Vote Shares	Percentage of Shares at Meeting Broker Non-Vote
Cash Reserves	15,624,235	80.89%	1,847,551	9.57%	1,421,137	7.36%	421,497	2.18%
Columbus Circle Technology and Communications	6,105,182	68.50%	758,747	8.51%	702,402	7.88%	1,345,694	15.10%
Growth	11,129,119	75.12%	1,270,211	8.57%	1,499,186	10.12%	917,361	6.19%
Large Cap Growth	1,879,343	68.69%	170,000	6.21%	238,123	8.70%	448,621	16.40%
Large Cap Growth Concentrated	3,048,160	67.54%	359,278	7.96%	372,167	8.25%	733,230	16.25%
Select Growth	2,351,857	69.37%	257,771	7.60%	283,357	8.36%	497,547	14.67%
Small Cap	808,567	68.54%	69,178	5.86%	95,461	8.09%	206,553	17.51%
Strategic Small Company	1,193,782	77.12%	79,578	5.14%	84,138	5.44%	190,455	12.30%